UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  July 16, 2021 (July 16, 2021)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 NW Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Over the last several months, the Compensation Committee (the “Committee”) of the Board of Directors of OneMain Holdings, Inc. (the “Company”) has undertaken a comprehensive review of the compensation paid to Doug Shulman, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors.  Working with the Committee’s independent compensation consultant, the Committee reviewed, among other things, the Company’s performance against its peers during Mr. Shulman’s three years as Chief Executive Officer and the importance of incentivizing  and retaining Mr. Shulman during the Company’s next phase of growth.

Following this review, on July 16, 2021, the Committee  granted a one-time award of 200,000 restricted stock units to Mr. Shulman (the “RSU Awards”).  The RSU Awards are structured such that 50% of the RSU Awards (the “Performance-Based Units”) will vest based on the Company’s total shareholder return (“TSR”).   The Performance-Based Units have a seven-year performance period, with 50% of the Performance-Based Units vesting at an absolute TSR of 80%, 100% of the Performance-Based Units vesting at an absolute TSR of 100%, and 150% of the Performance-Based Units vesting at an absolute TSR of 120%. The Performance-Based Units include a 10% annual reduction in the target Performance-Based Units for each year the tranche is achieved following year five of the seven-year performance period.  The remaining 50% of the RSU Awards vest in 25% annual increments over a four-year period, subject to Mr. Shulman’s continued employment through the applicable vesting date.

The Committee believes that these RSU Awards will effectively incentivize Mr. Shulman to achieve shareholder valuation creation as the Company moves to its next phase of growth and retain Mr. Shulman during this important period for the Company.

In addition, in connection with the review of Mr. Shulman’s compensation and based on the input of the Committee’s independent consultant, the Committee increased his base salary to $1,000,000 and his target annual bonus opportunity to $6,500,000.  Mr. Shulman’s base salary and target annual bonus had remained at the levels established when he joined the Company in 2018.

In order to further align Mr. Shulman’s interests with those of the Company’s stockholders and to further incentivize the creation of shareholder value as the Company moves to its next phase of growth, Mr. Shulman has committed to purchase shares of Company common stock, with an aggregate value of $1,000,000 over several purchases.

On July 16, 2021, the Committee also approved an amendment to outstanding cash-settled stock-based awards under the Amended and Restated OneMain Holdings, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”), as well as an outstanding cash-settled option award previously granted to Mr. Shulman outside of the 2013 Plan, that are subject to vesting conditions relating to the portion of the Company’s common stock owned by certain shareholders and the Company achieving a certain volume-weighted average trading price (“VWAP”) over a consecutive six-month period.   This amendment extends the minimum period to achieve the VWAP performance goal until the three-year anniversary of the date on which the awards were amended, subject to the holder remaining continuously employed by the Company or one of its affiliates through the vesting date or the holder’s earlier qualifying termination of employment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

	By:	/s/ Micah R. Conrad
	Name:	Micah R. Conrad
	Title:	Executive Vice President and Chief Financial Officer

Date: July 16, 2021